EXHIBIT 21

BALLY TOTAL FITNESS HOLDING CORPORATION

LIST OF SUBSIDIARIES

Name	Place of Incorporation

Bally Total Fitness Holding Corporation	Delaware
Bally Total Fitness Corporation	Delaware
Nycon Holding Co., Inc.(a)	New York
Rhode Island Holding Company(b)	Rhode Island
Bally Total Fitness of Rhode Island, Inc.(c)	Rhode Island
New Fitness Holding Co., Inc.(d)	New York
Bally Total Fitness of Upstate New York, Inc.(e)	New York
Bally Total Fitness of Connecticut Valley, Inc.(f)	Connecticut
Bally Total Fitness of Connecticut Coast, Inc.(g)	Connecticut
Bally Total Fitness of the Midwest, Inc.	Ohio
Bally Total Fitness of Minnesota, Inc.	Ohio
Bally Real Estate III LLC	Delaware
Bally ARA Corporation	Delaware
Greater Philly No. 1 Holding Company(h)	Pennsylvania
Greater Philly No. 2 Holding Company(i)	Pennsylvania
Bally Total Fitness of Philadelphia, Inc.	Pennsylvania
Bally Total Fitness of California, Inc.	California
Bally Total Fitness of Toledo, Inc.	Ohio
Health & Tennis Corporation of New York	Delaware
U.S. Health, Inc.	Delaware
Bally Total Fitness of the Mid-Atlantic, Inc.	Delaware
Bally Real Estate I LLC	Delaware
Bally Real Estate II LLC	Delaware
Holiday Health Clubs of the East Coast, Inc.(k)	Delaware
Holiday/Southeast Holding Corp.(l)	Delaware
Tidelands Holiday Health Clubs, Inc.(m)	Virginia
Bally Total Fitness of the Southeast, Inc.(m)	South Carolina
BFIT Rehab of West Palm Beach, Inc.	Florida
Jack LaLanne Holding Corp.	New York
Bally Total Fitness of Greater New York, Inc.	New York
Bally Sports Clubs, Inc.	New York
Bally Total Fitness International, Inc.	Michigan
Bally Real Estate IV LLC	Delaware
Bally Total Fitness of Missouri, Inc.	Missouri
Bally’s Fitness & Racquet Clubs, Inc.	Florida
Bally Total Fitness of Colorado, Inc.	Colorado
Bally REFS West Hartford, LLC	Delaware
Bally Matrix Fitness Center Ltd.(n)	Ontario, Canada
BTF Canada Corporation	Ontario, Canada
BTF Europe Corporation	Delaware
Bally-Holmes Place, S.L.(o)	Spain

Name	Place of Incorporation

BTF/HP, LLC	Delaware
KR/BTF, LLC(p)	Delaware
Bally Franchising Holdings, Inc.	Illinois
Bally Fitness Franchising, Inc.	Illinois
Bally Total Fitness Franchising, Inc.	Illinois
Bally Franchise RSC, Inc.	Illinois
BTFCC, Inc.	Delaware
BTFF Corporation	Delaware
BTF Indianapolis Corporation	Delaware
BTF Cincinnati Corporation	Delaware
BTF Minneapolis Corporation	Delaware
Lincoln Indemnity Company	Vermont
BTF/CFI, Inc.	Delaware
Mission Impossible, LLC	California
Crunch LA LLC	New York
708 Gym LLC	New York
West Village Gym at the Archives LLC	New York
Crunch World LLC	New York
Flambe LLC	New York
59th Street Gym LLC	New York
Ace LLC	New York
Soho Ho LLC	New York

NOTES:

Subsidiaries of subsidiary companies are indented and follow the respective companies by which they are controlled. With the exception of the following, percentage of ownership is 100%.

(a)	85% of outstanding stock owned by Bally Total Fitness Corporation.

(b)	80% of outstanding stock owned by Nycon Holding Co., Inc., 7.5% owned by Bally Total Fitness Corporation and 7.5% Bally Total Fitness Holding Corporation.

(c)	80% of outstanding stock owned by Rhode Island Holding Company and 20% owned by Bally Total Fitness Corporation.

(d)	80% of outstanding stock owned by Nycon Holding Co., Inc. and 13.5% owned by Bally Total Fitness Corporation.

(e)	80% of outstanding stock owned by New Fitness Holding Co., Inc., 3% owned by Bally Total Fitness Corporation and 10% owned by Bally Total Fitness Holding Corporation.

(f)	80% of outstanding stock owned by New Fitness Holding Co., Inc. and 7% owned by Bally Total Fitness Corporation.

(g)	80% of outstanding stock owned by New Fitness Holding Co., Inc. and 18% owned by Bally Total Fitness Corporation.

(h)	80% of outstanding stock owned by Bally Total Fitness Corporation and 5% owned by Bally Total Fitness Holding Corporation.

(i)	80% of outstanding stock owned by Greater Philly No. 1 Holding Company and 20% owned by Bally Total Fitness Corporation.

(j)	80% of outstanding stock owned by Greater Philly No. 2 Holding Company and 20% owned by Bally Total Fitness Corporation.

(k)	50% of outstanding stock owned by U.S. Health, Inc. and 50% owned by Bally Total Fitness Corporation.

(l)	80% of outstanding stock owned by Holiday Health Clubs of the East Coast, Inc. and 20% owned by Bally Total Fitness Corporation.

(m)	80% of outstanding stock owned by Holiday/Southeast Holding Corp. and 20% owned by Bally Total Fitness Corporation.

(n)	88.55% of outstanding stock owned by Bally Total Fitness Corporation and 2.93% owned by Bally Total Fitness Holding Corporation.

(o)	50% of outstanding stock owned by BTF Europe Corporation.

(p)	50% of outstanding stock owned by Bally Total Fitness Corporation.